Mr. John Zigelman
May 12, 1998
Page 6
                                                                EXHIBIT 10.2
[SyQuest Technology, Inc. letterhead]



April 22, 1998


Via Facsimile

John Zigelman
Castle Creek Partners
333 W. Wacker Drive
Chicago, Illinois 60606

        Re:  Exercise of Warrants/Issuance of Common Stock

Dear John:

     This letter confirms the agreement (the "Letter Agreement") between SyQuest Technology, Inc. ("SyQuest") and CC Investments, LDC ("CCI") that CCI will exercise warrant number 81 (the "Warrant") to exercise 1,500,000 shares of SyQuest's common stock at the exercise price of $3.0469 as set forth in of the Warrant. The purchase price for said 1,500,000 shares shall total $4,570,350
(the "Proceeds").   Upon receipt of the Proceeds, plus an additional $78.52
representing the par value for an additional 785,175 shares (the "Additional Common Shares) of the Company's common stock, the Company will issue a total of 2,285,175 shares of common stock to CCI. SyQuest will also issue a replacement warrant for the 2,000,000 shares of common stock available pursuant to the Warrant after the exercise resulting in the issuance of 1,500,000 shares of SyQuest's common stock.

     CCI hereby represents, warrants and covenants that as of April 22, 1998 and as of the issuance of the Additional Common Shares that:

          a. The execution, delivery and performance by CCI of this Letter Agreement and that certain other letter agreement dated the same date hereof (the "Other Letter Agreement"), a copy of which is attached as Exhibit A hereto, have been duly autho rized by all requisite corporate action and no further consent or

Mr. John Zigelman
May 12, 1998
Page 7

authorization of CCI, its Board of Directors or its stockholders is required.

          b. CCI understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Additional Common Shares.

          c. In making the decision to accept the Additional Common Shares, CCI has relied solely upon independent investigations made by it and not upon any representations made by the Company other than that the Company acknowledges that CCI is relying on information disclosed in the Company's public filings with the SEC and confirms that it is aware of no material misstatements or omissions in those filings.

          d. CCI understands that the Additional Common Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be reoffered or resold other than pursuant to such registration or an available exemption therefrom.

          e. CCI is acquiring the Additional Common Shares for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof except pursuant to sales registered under the Securities Act.

          f. CCI is an "accredited investor" as that term is defined in Rule 501(a)(1) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act. CCI is able to bear the economic risk of CCI's investment hereunder.

          g. CCI understands that the Additional Common Shares are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying on the truth and accuracy of, and CCI's compliance with, the representations, warranties, agreements, acknowledgments and understandings of CCI set forth herein in order to determine the availability of such exemptions and the eligibility of CCI to acquire the Additional Common Shares.

          h. A principal executive officer or other representative of CCI who is acting on behalf of CCI in connection with the transactions contemplated hereby has such knowledge and experience in financial and business matters that such officer is capable of evaluating the merits and risks of the investment by CCI contemplated by this Agreement and has the capacity to protect CCI's interests.

Mr. John Zigelman
May 12, 1998
Page 8

          i. CCI has been furnished with all materials and information relating to the business, management, properties, financial condition, operations, affairs and prospects of the Company and all materials and information relating to the offer and sale of the Additional Common Shares as have been requested by CCI. CCI has been afforded the opportunity to ask all questions of the Company that the CCI considered appropriate or desirable to ask in connection with this Agreement and has received answers to such inquiries that CCI considers satisfactory. CCI understands that its investment in the Additional Common Shares involves and will involve a high degree of risk. CCI has sought such investment, accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to its acquisition of the Additional Common Shares.

          j. CCI understands that (i) the Additional Common Shares have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) CCI shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration;
(ii) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act ("Rule 144") may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) other than as provided in that certain Other Letter Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     The Proceeds plus the additional $78.52 will be wire-transferred to the following account:

     Bank of America
     1850 Gateway Blvd., 4th Floor
     Concord, CA 94520
     ABA # 121-000-358
     A/C # 12334-56287

Mr. John Zigelman
May 12, 1998
Page 9


     The Company agrees to deliver the shares of common stock issued upon exercise of the warrants in accordance with the terms of the warrants.

     SyQuest hereby represents, warrants and covenants that as of April 22, 1998 and as of the issuance of the Additional Common Shares that:

          a. The execution, delivery and performance by SyQuest of this Letter Agreement and the Other Letter Agreement have been duly authorized by all requisite corporate action and no further

(remainder of page intentionally left blank)

Mr. John Zigelman
May 12, 1998
Page 10

consent or authorization of SyQuest, its Board of Directors or its stockholders is required.

     Please sign below documenting your agreement to the above terms.


SyQuest Technology, Inc.                      CC Investments, LDC
                                                By: Castle Creek Partners
                                                its Investment Manager


/s/ Thomas C. Tokos                               /s/ John Zigelman
--------------------------------------  --------------------------------------
Thomas C. Tokos                                   John Zigelman its
Vice President, General Counsel and               Managing Partner
Secretary




cc:  Edward L. Marinaro